As filed with the Securities and Exchange Commission on December 29, 1995.
                                                    Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                             FIRST UNION CORPORATION
North Carolina                                    56-0898180
(State or other jurisdiction of                   (I.R.S Employer
 incorporation or organization)                   Identification No.)

One First Union Center
Charlotte, North Carolina                           28288-0013
(Address of principal executive offices)             (Zip Code)
                                  ----------
                      First Union Corporation Savings Plan
                            (Full title of the plan)
                                   ----------
                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
            (Name, address and telephone number of agent for service)
                                   ----------
                         CALCULATION OF REGISTRATION FEE


Title of                                    Proposed maximum   Proposed maximum         Amount of
securities to                Amount to be    offering price         aggregate          registration
be registered                registered      per share (1)      offering price (1)        fee (1)

Common Stock (including      1,000,000 shs.   $54.4375             $54,437,500             $18,772
rights to purchase shares
of Common Stock or junior
participating Class A
Preferred Stock)

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933 (the "Securities Act"), the registration fee is being computed based upon $54.4375, the average of the high and low prices reported on the New York Stock Exchange Composite Transations tape on December 27, 1995.

In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994;

         (b) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 (as amended by Form 10-Q/A-1 dated May 16, 1995), June 30, 1995 and September 30, 1995; and

         (c) the Corporation's Current Reports on Form 8-K dated January 2, 1995, June 19, 1995, June 20, 1995, June 21, 1995, June 30,
                  1995, and August 30, 1995.

         In addition, all documents subsequently filed by the Corporation or the First Union Corporation Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the Plan have been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and
General Counsel of the Corporation. Mr. Cowell owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to


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



indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute.

         The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's By-laws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extend permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.


Exhibit No.                         Description


(3)(i) Articles of Incorporation of the Corporation, as amended. (Incorporated by reference to Exhibit
                           (4) to the Corporation's 1990 First Quarter Report on Form 10-Q and to Exhibit (99)(a) to the Corporation's 1993 First Quarter Report on Form 10-Q.)

(3)(ii)                    By-laws of the Corporation, as amended.
                           (Incorporated by reference to Exhibit (3)(b) to Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-62399.)

(4)(a) Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits
                           (4)(b) to the Corporation's Current Reports on Form 8-K dated December 18, 1990 and October 20, 1992, and to Exhibit (99) to the Corporation's Current Reports on Form 8-K dated June 20, 1995 and June 21, 1995.)

(4)(b) All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)                        Opinion of Marion A. Cowell, Jr., Esq.

(23)(a)                    Consent of KPMG Peat Marwick LLP.

(23)(b)                    Consent of KPMG Peat Marwick LLP.

(23)(c) Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)                       Power of Attorney.

Item 9.   Undertakings.

         (a)  Rule 415 offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 29, 1995.


                             FIRST UNION CORPORATION

                             By: /s/Kent S. Hathaway
                                    Kent S. Hathaway
                                    Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Edward E. Crutchfield*                   Chairman and Chief
   Edward E. Crutchfield                    Executive Officer and
                                              Director

   Robert T. Atwood *                       Executive Vice President
   Robert T. Atwood                           and Chief Financial
                                              Officer

   James H. Hatch *                         Senior Vice President and
   James H. Hatch                             Corporate Controller
                                              (Principal Accounting
                                               Officer)

   G. Alex Bernhardt*                       Director
   G. Alex Bernhardt


   W. Waldo Bradley *                       Director
   W. Waldo Bradley

   Robert J. Brown *                         Director
   Robert J. Brown


   Robert D. Davis *                         Director
   Robert D. Davis

   R. Stuart Dickson *                       Director
   R. Stuart Dickson


   B. F. Dolan*                              Director
   B. F. Dolan


   Roddey Dowd, Sr.*                         Director
   Roddey Dowd, Sr.


   John R. Georgius *                        Director
   John R. Georgius


   William N. Goodwin, Jr. *                 Director
   William N. Goodwin, Jr.


   Brenton S. Halsey *                       Director
   Brenton S. Halsey


   Howard H. Haworth *                       Director
   Howard H. Haworth


   Torrence E. Hemby, Jr. *                  Director
   Torrence E. Hemby, Jr.


   Leonard G. Herring *                      Director
   Leonard G. Herring

   Jack A. Laughery *                        Director
   Jack A. Laughery


   Max Lennon *                              Director
   Max Lennon


   Radford D. Lovett *                       Director
   Radford D. Lovett


   Henry D. Perry, Jr. *                     Director
   Henry D. Perry, Jr.


   Randolph N. Reynolds *                    Director
   Randolph N. Reynolds


   Ruth G. Shaw *                            Director
   Ruth G. Shaw


   Lanty L. Smith *                          Director
   Lanty L. Smith


   Dewey L. Trogdon *                        Director
   Dewey L. Trogdon


   John D. Uible *                           Director
   John D. Uible


   B.J. Walker *                             Director
   B.J. Walker


   Kenneth G. Younger *                      Director
   Kenneth G. Younger

*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
    Kent S. Hathaway


Date: December 29, 1995


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on December 29, 1995.

FIRST UNION CORPORATION SAVINGS PLAN

By: /s/ Benjamin Jolley
Name: Benjamin Jolley
Title: Vice President

                                  EXHIBIT INDEX


Number             Description                        Location

(3)(i)    -Articles of Incorporation              Incorporated by
          of the Corporation, as amended.         reference to Exhibit (4)
                                                  to the Corporation's
                                                  1990 First  Quarter
                                                  Report on Form 10-Q
                                                  and to Exhibit (99)(a)
                                                  to the Corporation's
                                                  1993 First Quarter
                                                  Report on Form 10-Q.

(3)(ii)    -By-laws of the Corporation,           Incorporated by
           as amended.                            reference to Exhibit
                                                  (3)(b) to Post-Effective
                                                  Amendment No. 1 on Form S-
                                                  8 to Registration
                                                  Statement No. 33-62399.

(4)(a)     -Shareholder Protection Rights         Incorporated by
           Agreement, as amended.                 reference to Exhibits
                                                  (4)(b) to the Corporation's
                                                  Current Reports on Form
                                                  8-K dated December 18, 1990
                                                  and October 20, 1992, and
                                                  to Exhibit (99) to the
                                                  Corporation's Current
                                                  Reports on Form 8-K
                                                  dated June 20, 1995
                                                  and June 21, 1995.

(4)(b)    -All instruments defining the           Not filed pursuant to
          rights of holders of long-term          (4)(iii) of Item 601(b)
          debt of the Corporation and its         of Regulation S-K; to be
          subsidiaries.                           furnished upon request of
                                                  the Commission.

(5)       -Opinion of Marion A. Cowell,           Filed herewith.
          Jr., Esq.

(23)(a)   -Consent of KPMG Peat Marwick           Filed herewith.
                   LLP.
(23)(b)   -Consent of KPMG Peat Marwick           Filed herewith.
                   LLP.
(23)(c)   -Consent of Marion A. Cowell,           Included in Exhibit (5).
          Jr., Esq.

(24)      -Power of Attorney.                     Filed herewith.





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